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                   CONTRACT WITH LEASE AND OPTION TO PURCHASE

BY:     The Industrial Development Authority of Mecklenburg County, Virginia

        The Industrial Development Authority of the Town of Chase City, Virginia

TO:     Star Scientific, Inc., a Delaware corporation, domesticated in Virginia

               This Agreement, dated the 10th day of April, 2002, is made by and among The Industrial Development Authority of Mecklenburg County, Virginia (the "County Authority") whose address is P. O. Box 307, Boydton, Virginia 23917, and The Industrial Development Authority of the Town of Chase City, Virginia (the "Town Authority") whose address is 319 North Main Street, Chase City, Virginia, 23924, (the "Lessors") and Star Scientific, Inc, a Delaware corporation, ("Star") whose address is 801 Liberty Way, Chester, Virginia 23826 (the "Lessee"), collectively and individually the "Parties" as the context may require.

                                    RECITALS

               A. The Lessee is a Delaware corporation which together with its wholly owned subsidiary, Star Tobacco, Inc., a Virginia corporation is engaged in the processing, manufacturing and marketing of tobacco and tobacco related products at an existing facility in Chase City, Virginia, and at other facilities throughout the Commonwealth of Virginia. The Lessee intends to expand its existing facility at Chase City, Virginia, and to that end, it has solicited the assistance of the Lessors in the manner, to the extent and for the purposes hereinafter set forth;

               B.  The Lessors, each an "Authority" as that term is defined in
Section 15.2-4902 (a) of the Code of Virginia, 1950, as amended (the "Code") were organized, respectively, by Mecklenburg County, Virginia, a political subdivision and body politic of the Commonwealth of Virginia and by the Town of Chase City, Virginia, a municipal corporation and body politic of the Commonwealth of Virginia, under the provisions of the Industrial Development and Revenue Bond Act, Chapter 33, Title 15.1 of the Code, recodified subsequently as Chapter 49, Title 15.2 of the Code. They are empowered, among other things, to acquire real and/or personal property by purchase or by gift, to promote industry, and to develop trade by inducing manufacturing, industrial, governmental, and commercial enterprises to locate or to remain in this Commonwealth and as such are vested with all power necessary to enable them to accomplish such purposes for the benefit of the inhabitants of the Commonwealth either through the increase of their commerce or through promotion of their health, safety, welfare, convenience and prosperity. The Lessors deem the acquisition, improvement and lease of the property hereinafter described to be in accordance with and in furtherance of the purposes for which they were created;

               C. The Lessee intends to establish, expand and operate additional facilities for the processing and manufacturing of tobacco and tobacco-related products on the property described more fully in Exhibit A attached and incorporated herein by reference ("the Premises");

               D. At the Lessee's request and for its benefit, the Lessors have acquired or will acquire the Premises (consisting of land, existing buildings and other improvements) from

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its present owner Riley B. Lowe, et ux. The Lessor will renovate the existing buildings in accordance with the Lessee's specifications prepared by or in behalf of the Lessee without the supervision or participation of the Lessors.

               E. The Lessors enter into this Agreement based upon the representations, assurances and obligations of the Lessee as set forth herein upon which it has relied;

               F. The Lessors own or will acquire and own the Premises in fee simple subject to 1) the lien of a primary purchase money deed of trust; 2) secondary deeds of trust executed and delivered by them to secure their respective obligations for the deferred purchase price of the Premises and for improvements thereto; and 3) the usual and customary easements for utilities, public and private, access and drainage to the extent set forth hereinafter.

               Upon the Lessee's full and complete performance of its obligations under this Agreement and the exercise of the purchase option granted herein, the Lessors are willing to and they will convey the Premises to the Lessee in accordance with the terms and provisions of this Agreement.

               NOW THEREFORE IN CONSIDERATION of the mutual covenants existing among the Parties, they agree each with the other as follows:

          1.   The Recitals are restated and incorporated herein by reference.

          2.   Lease Premises:

               Lessors hereby lease to the Lessee the Premises together with all improvements thereon or to be constructed thereon as hereinafter provided. The specifications as contained in the contract hereinafter defined and mentioned in Paragraph 5, infra, will be attached as Exhibit B and made a part hereof. The plans were engineered and prepared by the Lessee to its specifications as to which the Lessors make no representations and/or warranties of suitability or of fitness for particular purpose, express or implied, and all such warranties are expressly disclaimed and the disclaimer thereof is acknowledged and confirmed by the Lessee. The Improvements to be constructed in accordance with the Plans are herein referred to as the "Improvements;"

          3.   Term:

               (a) This lease is made for a term of twenty (20) years commencing on the "Record Date" as herein defined;

               (b) This Lease will terminate twenty (20) years following the Record Date, except as herein provided to the contrary.

          4.   Rent:

               $1,730,400 payable at the rate of $7,210.00 per month, payable in advance, beginning on the Effective Date and continuing on the same day of each successive month thereafter until the 10/th/ anniversary of the Effective Date subject to increase as hereinafter provided.

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               All payments required or permitted by the Lessee due or to become due hereunder shall be paid to the The Industrial Development Authority of Mecklenburg County, Virginia, and delivered to it at its address at P. 0. Box 307, Boydton, Virginia 23917 or to such other address as it may designate in writing by notice to the Lessee as hereinafter provided.

               The Industrial Development Authority of Mecklenburg County, Virginia, shall be responsible to account and pay to The Industrial Development Authority of the Town of Chase City, Virginia, for its share of the said payments due or to become due hereunder.

               On or before the Effective Date (as that term is hereinafter defined) the Lessee shall pay over and deliver to The Industrial Development Authority of Mecklenburg County, Virginia, the sum of $7,210.00 as a security deposit ("Security Deposit") which sum shall be retained by said Authority during the Term. The Security Deposit shall be deposited by the Lessors into an interest bearing savings account. Annually, the interest earned or the account shall be reported to the Lessee by the Lessors by use of the appropriate 1099 form for federal and state income tax purposes. So long as the Lessee is not in default hereunder and upon satisfaction of all of its obligations hereunder, the Security Deposit together with accrued undistributed interest thereon shall be returned to the Lessee at the expiration of the Term or in the event of the Lessee's exercise of the purchase option herein granted to it, said sum shall be applied in payment and reduction of its purchase money obligations as set forth herein. If the Lessee should default under and said default is not cured according to Paragraph 24, infra, the Security Deposit, together with accrued unpaid interest, if any, shall be forfeited to the Lessors and retained by it as a portion of the liquidated damages hereinafter mentioned except, however, the Lessors shall return to the Lessee the difference between the then outstanding balance of the rental sums due hereunder and the amount of the Security Deposit together with accrued undistributed interest, if any.

               The Lessors will execute a deferred purchase money note in the principal sum of $650,000 with interest at 7.00% per annum payable to Riley B. Lowe, or order, dated on or before the Record Date. The indebtedness evidenced by the Note shall be amortized monthly over a term of 20 years, the first of which payment shall be due and payable on the same day of the month next after the Record Date except however that the then remaining principal balance, accrued unpaid interest on and penalty, if any, shall be due and payable in full on the 10/th/ anniversary of the Record Date.

               The Parties agree that the Lessee shall pay and the Lessors shall have the right to increase the monthly rental sums due or to become due hereunder from and after the 10th anniversary of the Record Date by an amount equal to the increased debt service if any and the cost attendant to any loan or other financial obligation incurred by them as a result of the balloon payment to Riley B. Lowe or the then current owner and holder of the Note on As 10th anniversary not to exceed the then current market interest rate and reasonable costs, origination fees, points, and other bank charges attendant thereto. The Parties shall conclude their negotiation with reference to the increased rental sums to become due and payable during the second ten-year period of the Term on or before 30 days prior to the 10/th/ anniversary to the Record Date.

               A copy of the Note is hereto attached and incorporated herein by reference as Exhibit C. The Note was issued in evidence of the deferred purchase price of the Premises which was acquired by the Lessors for the benefit of the Lessee;

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     5.   Renovation/Construction of On-Premises Improvements; Mechanics Liens:

          The Lessors, as owners of the Premises and at the request of the Lessee and in accordance with its instruction, will enter into a contract ("Contract") with a contractor (the "Contractor") mutually acceptable to the Lessors and Lessee prior to the Effective Date for renovations and improvements to the Premises. If the Contractor is not identified and the Contract is not signed on or before the Effective Date, this Agreement shall be null, void and of no effect. A copy of the Contract approved by the Lessee will be attached to this Agreement as Exhibit B before the Effective Date.

          The Contractor's performance under the Contract shall be under the direct supervision and control of the Lessee who is hereby appointed as the limited agent of the Lessors for that purpose and none other, it being understood by the Parties and agreed by the Lessee that the Contract for the improvements is for its primary benefit; that all of the terms and provisions therein contained were negotiated by it and for its benefit and that the Contractor's performance under the Contract and the renovations and improvements to the Premises are and shall be for the benefit of the Lessee and under its direct supervision and control.

          The Parties further acknowledge, understand and agree that the Lessee has and shall have no authority by implication, inference or otherwise to obligate or bind the Lessor for the purchase of goods, materials or supplies or for the performance of services nor to engage contractors, subcontractors, laborers, materialmen or suppliers ("Additional Good and Services") on, about or with reference to the Promises not specifically provided for under the Contract unless the Additional Goods and Services are specifically approved by the Lessors in writing prior to such obligation which approval shall not be unreasonably withheld. Further, the obligations of the Lessors for the payment of the improvements or renovations to the Premises shall be strictly limited to those matters and those amounts set forth in Article 6, infra.

          Notwithstanding the foregoing, the Lessors shall have the joint and separate right to enter upon the Premises at any time and from time to time at their/its election to conduct such inspections of the construction and renovation of the Improvements as they deem necessary to protect their interest in the project as the owner/Lessor thereof.

          So long as the renovation/construction is proceeding orderly in a reasonable workmanship manner, the Lessors, having no cause for concern, shall have no voice in or supervisory standing over the project.

          The Lessee shall not permit mechanics or materialmen's liens to be filed against the Premises or any portion thereof at any time during the Term. If any such lien is filed, the Lessee shall forthwith and immediately institute such action, conduct or proceeding as may be required to remove any such lien by the payment of all sums claimed to be due thereunder; by the institution of such legal actions or proceedings as it deems necessary, calculated to successfully defend against such lien and/or to "bond off" any such lien by the appropriate bonds with corporate surety conditioned according to law to the end that the Lessors' ownership of the Premises and the integrity thereof shall be maintained free of the claim of any person or entity claiming by, through or under the Lessee as a result of any improvements or renovations made to or upon the Premises.

     6.   Aid to Construction, Renovation/Construction:

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          The Lessors have agreed (a) to purchase the Premises from its present owner, Riley B. Lowe, for the sum of $672,000; and (b) to contribute the additional principal sum of $624,860 as an aid to the construction and renovation of the Improvements.

          To the extent that the cost of acquisition, renovation, construction and equipping the project exceed the purchase price of the land ($672,000) and the contribution in Aid of Construction to be made by the Lessors in the principal sum of $624,860, such additional costs shall be provided solely by the Lessee. In that regard, it is contemplated that the total cost of renovating the existing improvements and constructing the new improvements according to the Plan will be $857,860 of which $233,000 has or will be contributed by the Lessee. Notwithstanding the amount of said estimate and Lessee's anticipated contribution, the Lessee shall be solely responsible for any and all funds necessary to complete the renovation/construction of the Improvements and the equipping of the project in excess of the Lessors Aid to Construction in the amount of $624,860 and shall pay the excess amount, if any, timely to those persons or entities entitled thereto upon presentation of invoice.

     7.   Licenses and Permits:

          The Lessee shall obtain at its sole cost and expense all licenses and permits incident to the renovation or construction of the Improvements and shall be solely responsible for all utility connections required by it in connection with its intended use and occupancy of the Premises which said connections and/or extension of utility service shall be solely to its account.

          The Lessors hereby consent to the use of their names as the owners of the Premises in connection with such licenses and upon request, the Lessors shall use their best efforts to assist the Lessee in obtaining such licenses and permits.

     8.   Taxes, Insurance and Maintenance:

          (a) The Lessee shall at all times from the Record Date during the Term of this Agreement obtain, maintain and pay timely:

                (1) The premium(s) for all policies of insurance with reference to the Premises, its use and occupancy thereof and the operation of its business enterprises thereon including but not limited to i) fire, extended coverage and hazard insurance to include vandalism and malicious mischief, etc., in an amount equal to the replacement cost of the improvements as constructed and renovated; ii) workers compensation insurance, iii) product liability insurance; iv) public liability insurance on/off premises, and v) such other insurance coverage as may be reasonably required by the Lessors provided that such additional insurance can be obtained by the Lessees at reasonably commercial rates commensurate for such coverage;

                (2) The Lessors shall be named as additional insured/loss payee on all policies of insurance to the extent of their interest in the Premises and as Lessors under this Agreement.

                (3) The Lessee shall use its best efforts to obtain a non-cancellation provision in each of the policies of insurance unless or until the Lessor shall have

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     received thirty (30) days prior written notice of cancellation or non-renewal from the applicable insurance carrier.

          (b) The Lessee shall pay timely when due, all taxes, both real and personal, assessed or to be assessed against the Premises and/or the equipment that may or might be assessed by Mecklenburg County. The Lessee acknowledges that notwithstanding the Lessors ownership of the Premises thereby exempting it from real and personal property taxes, the Promises shall be assessed and taxed to it as if it was the owner or said property,

          (c) The Lessee shall maintain the Premises to include all improvements to existing structures and all improvements subsequently constructed thereon in a reasonable and proper state of repair. Improvements shall be deemed to include but not be limited to curbcuts, driveway, parking areas, the interior/exterior walls of all buildings and other strictures; electrical, telephone and electronic cables, switches, panels and other component parts incident thereto; all plumbing, pipes, fixtures and appurtenances, roof, side walls, doors, windows, skylights, and plate glass to the complete exoneration and indemnification of the Lessors.

          By way of clarification and amplification, it is the intention of the Parties that this Lease is and shall be a triple net lease and that the Lessee shall pay, in addition to the monthly rental payments due or to become due hereunder, all insurance, taxes and maintenance incident to the Premises.

          (d) The Lessee shall maintain and keep the Premises including the Improvements, parking lot and the Land in a clean and sightly condition. Additionally, the Lessee is solely responsible for snow and ice removal upon all streets, driveways and parking areas, including all entrances, exits, sidewalks and walkways, upon the Premises.

     9.   Indemnification:

          At all times during the Term and any extension or renewal there of and continuing beyond the termination of the Term and any extension or renewal thereof, the Lessee shall indemnify and save harmless the Lessors from the claim(s) of any person, or legal entity that may or may be asserted against them or either of them arising out of, resulting from or incident to the Lessee's use and occupancy of the Premises or this Agreement except only to the extent that such claim(s) shall have arisen from the Lessors willful misconduct. The covenant here made is one of first defense and payment, not merely of reimbursement or surety.

          Any claim asserted against the Lessors by any such entity or person shall be referred forthwith to the Lessee who shall at its sole cost and expense enter immediately into the defense thereof and shall pay all sums incident to the settlement thereof or in the event of court action all sums that might be awarded in such action or in the arbitration or mitigation of said claim(s).

          If the Lessee fails to enter upon the defense of any such claim(s) in accordance with the provisions hereof, the Lessors may at their election and in their sole discretion enter upon and undertake said defense, the reasonable cost of which and the amount paid in settlement or satisfaction thereof shall be to the account of the Lessee which, together with interest thereon

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at 12% per annum from the date of any such expense or payment shall be due and payable immediately upon presentation of invoice.

     10.  Sublease:

          The Lessee shall not sublease the Premises nor assign its interest in this Agreement without the prior written consent of the Lessors which consent shall not be withheld unreasonably.

     11.  Trade Fixtures:

          All improvements now existing or hereafter made upon the Premises shall be deemed the property of the Lessors except for the Lessee's trade fixtures. If the Lessee does not exercise the purchase option hereinafter mentioned, then upon the expiration of the Term of any extension or renewal thereof, the Lessee may remove its trade fixtures from the Premises by restoring the Premises to its original condition, reasonable wear and tear excepted. In addition, the Lessee shall pay to the Lessors, the amount of damage to the Premises occasioned by its removal of trade fixtures.

     12.  Jobs/Creating Employment:

          The Lessee acknowledges that the Lessors are obtaining a loan from Lake Country Development Corporation in the sum of $250,000, the proceeds of which shall be used by the Lessors as a portion of its Aid to Construction mentioned in Article 6, supra. The Lessee further acknowledges that as a condition of the Lake Country loan and as the ultimate benefit of the loan proceeds, it must create, establish and maintain continuously a minimum of 25 full-time jobs within 24 months from the Record Date.

     13.  Damage or Destruction:

          In case of any damage to or destruction of the Premises or any part thereof, however caused, during the Term, rental as to such damaged or destroyed property shall be abated as of the date of such calamity on an equitable basis, until the Premises shall have been fully repaired and restored as hereinafter provided. The Lessor shall repair, restore or rebuild the Facility substantially to its condition prior to such occurrence to the extent of the proceeds derived from the fire and casualty insurance obtained and maintained by the Lessee, If the proceeds derived from such insurance are insufficient to rebuild or restore the Facility to its pre-existing condition, then, to the extent of such deficit, the Lessee shall pay over and deliver to the Lessor the amount thereof prior to commencement of such construction, it being clearly understood by the parties that the obligation of the Lessor to rebuild or replace the Facility in the event of its total/partial destruction by fire or other hazard is and it shall be limited to the amount of the insurance proceeds derived from the payment of any such loss or casualty from the policies obtained and maintained by the Lessee.

     14.  Condemnation:

          If the whole of the leased property, or such portion thereof as will make the Premises unsuitable for the purposes leased, is condemned for any public use or purpose by any legally constituted authority, then in either of such events this lease shall cease as to the Premises

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or pro rata portion thereof from the time when possession is taken by such public authority and the rental sums due or to become due hereunder shall be abated pro rata between the Lessor and the Lessee as of the date of the surrender of possession. Such termination shall be without prejudice to the rights of either the Lessor or the Lessee to recover compensation from the condemning authority for any loss or damage caused by such condemnation. Neither the Lessor nor the Lessee shall have any rights in or to any award made to the other by the condemning authority.

     15.  Governing Law:

          This lease shall be construed under and governed by the laws of the State of Virginia without regard to the principles of conflict of laws thereof.

     16.  Notices:

          All notices given pursuant to this lease shall be in writing and shall be deemed given when personally delivered or when deposited in the mails and sent by registered or certified mail, postage prepaid, return receipt requested, to the parties at the following addresses or at such other address as either party may designate to the other by like notice:

          If to The Industrial Development Authority of Mecklenburg County, Virginia
          P. 0. Box 307, Boydton, Virginia 23917
          If to Industrial Development Authority of the Town of Chase City, Virginia
          319 North Main Street, Chase City, Virginia 23924
          If to Star Scientific, Inc., a Delaware corporation
          801 Liberty Way, Chester, Virginia 23826 - Attention Jonnie R. Williams; and
          7475 Wisconsin Avenue, Bethesda, Maryland 20814, Attention Robert E. Pokusa, Esquire

     17.  Headings:

          The headings of this lease are solely for convenience of reference and shall be given no effect in the construction or interpretation of this lease.

     18.  Due Authorization:

          Each party hereby represents and warrants to the other that all requisite action on the part of such party in connection with entering into this Agreement has been taken. Such execution and the performance by such party hereunder have been duly authorized by all requisite action of such party and all provisions of this Agreement are and shall be fully binding and enforceable according to their respective terms.

     19.  Delays:

          If Lessor is delayed at any time by any act, omission or neglect of any governmental body or agency, or by any event of Force Majeure, then the time periods under this Agreement shall be extended for a period of time by which Lessor is actually delayed.

     20.  Attorneys Fees; Venue:

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          Jurisdiction and venue of any Litigation concerning the interpretation or enforcement of this Agreement shall be in the Circuit Court of Mecklenburg County, Virginia, and each party waives the right to insist on venue in any other location.

     21.  Entire Agreement:

          This Agreement constitutes the entire contract between the parties hereto and supersedes all prior understandings, if any, there being no other oral or written promises, conditions, representations, understandings or terms of any kind as conditions or inducements to the execution hereof and none have been relied upon by either party. Any subsequent conditions, representations, warranties, or agreements shall not be valid and binding upon the parties unless in writing and signed by both parties. No amendment or modification hereof shall be binding unless duly executed by all parties.

     22.  Counterparts; Facsimile Signatures:

          This Agreement may be executed by the parties in multiple counterparts, which together shall have the full force and effect of a fully executed agreement between the parties. Copies of executed agreements and other instruments transmitted by facsimile may be relied upon by the parties hereto as originals.

     23.  First Purchase Option:

          In further consideration of the mutual covenants existing among the Parties, the Lessors hereby grant unto the Lessee, the exclusive first right and option to purchase the Premises for the total of the sum of $50,000 plus the unpaid principal balance of accrued unpaid interest on and penalty, if any, of the 1) purchase money note and any extension, renewal or replacement thereof (Exhibit C attached), 2) Lake Country Note (Exhibit D attached); and 3) Lessors' personal contribution to the Aid to Construction ($42,860) which sum shall be paid at closing, as that term is hereinafter defined, in immediately available funds. The Lessee will pay all fees, costs and expenses reasonably incurred by it in connection with the purchase thereof. The Lessors will furnish the Lessee with a deed of bargain and sale at its expense upon receipt of the purchase price according to this Agreement.

          The Lessee may exercise its first purchase option at any time after the Record Date prior to 5 p.m. on the date ten years from the Record Date by written notice to the Lessors communicated to them at their address shown in
Article 16, supra, or any subsequent such other address as may have been communicated to the Lessee by the Lessors in writing.

          At closing and upon payment and receipt of the full purchase price, the Lessors shall convey the Premises to the Lessee by deed of Special Warranty, free of liens, subject only to easements as may then exist in favor of public or private utilities, recorded, in-place or apparent for utility services and the drainage of surface water.

     24.  Events of Default and Remedies:

          (a) Events of Default - Each of the following events is an "Event of Default" under this Agreement:

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                (1) failure of the Lessee to pay on the due date thereof any installment of rent due or to become due under the provisions of this Agreement. In addition to such failure, if any installment of rent is not actually physically received by the Lessors no more than 45 days after the due date, the Lessee shall pay a late payment penalty of 5% of the amount thereof.

          The Lessee acknowledges that the Lessors in its "Aid to Construction" mentioned in Paragraph 23, supra, obtained a loan from Lake Country Development in the principal sum of $250,000 with interest (See Exhibit D supra), a contribution of $50,000 from Mecklenburg County, Virginia and has used or is using its funds in the amount of $42,860 for a total component of $342,860 as a part of its Aid to Construction aforesaid.

          If the Lessee should fail to pay any monthly installment of rent within 45 days after notice of non-payment of rent from the Lessors, the Lessors shall be entitled to the immediate possession of the Premises at their election and the unpaid principal balance of the sum of $342,860 as then evidenced by the amortization schedule hereto attached as Exhibit E (1-3) shall be due and payable immediately as liquidated damages ("Liquidated Damages").

                (2) failure of the Lessee to do, observe, perform and comply with any of the covenants, conditions or agreements set forth in this Agreement and its failure to remedy or cure any such default except for non-payment of rent as provided above within 60 days after written notice thereof to the Lessee by the Lessors provided, however, that if such default cannot with due diligence and dispatch be wholly cured within 60 days but can be wholly cured, the failure of the Lessee to remedy such default within such 60-day period shall not constitute a default if the Lessee shall immediately upon receipt of such notice commence with due diligence and dispatch the curing of such default and shall thereafter prosecute and complete the same timely with due diligence and dispatch; or

                (3) any judgment, writ or warrant of attachment or of any similar process shall be entered or filed against the Lessee's leasehold interest in the Premises and remains unvacated, unpaid, unbonded, unstayed, or uncontested in good faith for a period of more than 60 days;

                (4) if the Lessee admits insolvency or bankruptcy or its inability to pay its debts as they mature, or is generally not paying its debts as such debts become due, or makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee, custodian or receiver for the Lessee or for the major part of its property or property interest wherever such property or property interest is located; or

                (5) a trustee, custodian or receiver is appointed for the Lessee or for the major part of its property or property interest wherever located and such appointment is not discharged within 60 days thereafter; or

                (6) bankruptcy dissolution, reorganization, arrangement, insolvency or liquidation proceedings, proceedings under Title 11 of the United State Code, as amended, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors are instituted by or against the Lessee (other than bankruptcy proceedings instituted by the Lessee against third parties), and if instituted against the

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     Lessee are allowed against the Lessee or are consented to or are not dismissed, stayed or otherwise nullified within 60 days after such institution.

          (b) Acceleration - If an Event of Default has occurred, the Lessors shall be entitled the Liquidated Damages as set forth in Paragraph 24 (a)(1), supra.

          Upon the occurrence of any Event of Default, the Lessors may pursue any available remedy including suits, actions or proceedings at law or in equity that may or might be available to them, which remedies are cumulative and are not deemed exclusive of any other remedy and shall be in addition to any other remedy given to the Lessors now or hereafter existing at law or in equity or by statute except the Lessors' damages will be limited to the Liquidated Damages as set forth in Paragraph 24(a-1) supra.

          In addition to the foregoing, the Lessors shall be entitled to the possession of the Premises and shall not be considered trespassers in taking possession of the Premises to the exclusion of the Lessee.

          No delay or omission to exercise any right or power accruing upon any default or event of default shall impair any such right or power or shall be construed to be a waiver of any such default or event of default or acquiescence therein; and every such right and power may be exercised from time to time as often as the Lessor may deem expedient.

          No waiver of any default or Event of Default shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies incident thereto.

          The Lessors may, upon the occurrence of one or more Events of Default, declare the Lessee to be in default hereunder and such declaration shall be as full, valid and binding as if such declaration had been made jointly by the Lessors.

     25. This Agreement or an abstract of its terms may be recorded in the Clerk's Office in the Circuit Court of Mecklenburg County, Virginia (the "Clerk's Office") at the sole expense of the Party moving for its recordation.

     26. As used in this Agreement the term "Record Date" is the date the deed from Riley B. Lowe, et ux., conveying the Property to the Lessors is recorded in the Clerk's Office.

     27. The Lessee inspected or caused the Premises to be inspected in such manner and to such extent and for its benefit as it in its sole discretion has deemed advisable prior to reaching its decision to enter into the Agreement. It has relied upon its independent informed judgment and acknowledges that it is accepting the Premises "as is" subject only to the renovations to be performed according to this Agreement.

     28.  Effective Date:

          The effective date of this Lease shall be June 1, 2002, or thirty (30) days after the Record Date whichever is later.

                                 Page 11 0f 16

          IN WITNESS WHEREOF the Lessors cause this Lease to be executed by their respective Chairmen, attested by their respective Secretaries with their respective corporate seal affixed pursuant to the authority of their respective Boards of Directors as of the date and year first above written.

          IN WITNESS WHEREOF the Lessee causes this Lease to be executed by the President and attested by the Secretary with the corporate seals affixed pursuant to the authority of its Board of Directors as of the date and year first above written.

                                       THE LESSORS:


                                       THE INDUSTRIAL DEVELOPMENT
                                       AUTHORITY OF MECKLENBURG COUNTY,
                                       VIRGINIA.

(Corporate Seal)

                                       By: /s/ Blaine G. Lenhart
                                           -------------------------------------
                                            Blaine G. Lenhart, Chairman

ATTEST:


---------------------------------
Polly C. Johnson, Secretary

                                       THE INDUSTRIAL DEVELOPMENT
                                       AUTHORITY OF THE TOWN OF CHASE CITY,
                                       VIRGINIA.



 (Corporate Seal)

                                       By: /s/ Charles L. Duckworth
                                           -------------------------------------
                                       Charles L. Duckworth, Chairman

ATTEST:




---------------------------------
Charles C. Ramsey, Secretary

                                 THE LESSEE
                                 STAR SCIENTIFIC, INC.



(Corporate Seal)                 By:/s/ Jonnie R. Williams
                                    --------------------------------------------
                                    Jonnie R. Williams, Chief Executive Officer

ATTEST:



/s/ Robert E. Pokusa
--------------------------------------------
Robert E. Pokusa, Secretary



STATE OF VIRGINIA / COUNTY OF MECKLENBURG

                  I, Jerri M. Fulkerson a Notary Public in and for the County and State aforesaid, certify that Blaine G. Lenhart, Chairman, and Polly C. Johnson, Secretary, of the Industiral Development Authority of Mecklenburg County, Virginia, whose names are signed to the foregoing Contract with Lease and Option to Purchase dated the 10 day of April 2002, have this day personally appeared before me and acknowledged the execution thereof in my County and State aforesaid.

                  Given under my hand this 10 day of April, 2002
                                           --        ------

                  My commission expires: Dec. 31, 2005
                                         --------------------

                  (NOTARIAL SEAL) /s/ Jerri M. Fulkerson
                                  ---------------------------------
                                          Notary Public

STATE OF VIRGINIA / COUNTY OF MECKLENBURG

                  I, Jerri M. Fulkerson a Notary Public in and for the County and State aforesaid, certify that Charles L. Duckworth, Chairman, and Charles C. Ramsey, Secretary, of The Industrial Development Authority of the Town of Chase City, Virginia whose names are signed to the foregoing Contract with Lease and Option to Purchase dated the 10 day of April, 2002, have this day personally appeared before me and acknowledged the execution thereof in my County and State aforesaid.

                  Given under my hand this 10 day of April, 2002
                                           --        ------

                  My commission expires: Dec. 31, 2005
                                         --------------------

                  (NOTARIAL SEAL) /s/ Jerri M. Fulkerson
                                  ---------------------------------
                                          Notary Public

                  STATE OF VIRGINIA / COUNTY OF MECKLENBURG

                  I, Jerri M. Fulkerson a Notary Public in and for the County and State aforesaid, certify that Jonnie R. Williams, Chief Executive Officer, and Robert E. Pokusa, Secretary, of Star Scientific, Inc., a Delaware corporation, whose names are signed to the foregoing Contract with Lease and Option to Purchase dated the 10 day of April 2002, have this day personally appeared before me and acknowledged the execution thereof in my County and State aforesaid.

                  Given under my hand this 10 day of April, 2002
                                           --        ------

                  My commission expires: Dec. 31, 2005
                                         ---------------------

                  (NOTARIAL SEAL) /s/ Jerri M. Fulkerson
                                  ---------------------------------
                                          Notary Public

                                 Page 14 0f 16

EXHIBIT A =            DESCRIPTION OF PROPERTY =                  ATTACHED
EXHIBIT B =            PLANS / SPECIFICATIONS / CONTRACT =        TO BE ATTACHED
EXHIBIT C =            LOWE NOTE =                                ATTACHED
EXHIBIT D =            LAKE COUNTRY NOTE =                        TO BE ATTACHED
EXHIBIT E =            AMORTIZATIONS 1 - 2 - 3 =                  TO BE ATTACHED

                                    EXHIBIT A
                          DESCRIPTION OF REAL PROPERTY



All that certain lot or parcel of land, together with improvements thereon and appurtenances thereunto belonging, situate in the Chase City District, Mecklenburg County, Virginia, more particularly shown, designated and described as COMMENCING at a point on the East side of Route 785, comer with Newcomb; thence N 15-11-36 W 171.12 feet along the East side of Route 785; thence N 18 42 36 W 497.54 feet along the East side of Route 785; thence N 26 21 26 E 56.50 feet along an access road; thence N 71 25 28 E 195.80 feet along the South side of the access road; thence continuing along the South side of the access road as it curves to the Southeast with a length of 259.55 feet; thence S 51 42 22 E 492-03 feet along the South side of the access road; thence S 06 42 22 E 56,57 feet; thence S 38 17 38 W 394.72 feet along the West side of Route 49; thence along the West side of Route 49 as it curves to the West with a length of 15.28 feet to an iron; thence S 87 41 15 W 278.23 feet along Newcomb to a well; thence S 83 34 45 W 113.01 feet to the point of beginning and containing 9.87 acres, and designated as Parcel #1 on plat made by Quible and Associates, Inc., revised May 26, 1978, which said plat is incorporated herein by reference and recorded in the Clerk's Office of Mecklenburg County, Virginia in Plat Book 1, Page 104, (the "Property");

BEING the same real estate conveyed to the Grantors as follows:

(1) 20% undivided interest in said property to Riley B. Lowe and Helen F. Lowe, husband and wife, as tenants by the entirety with the right of survivorship as at common law, by deed of Kingland, LLC, a Virginia Limited Liability Company, ("Kingland") dated June 23, 2000, recorded in the Clerk's Office in Deed Book 606, Page 0170 (instrument 0003221);

(2) 80% undivided interest in the property to Riley B. Lowe by Kingland dated August 24, 2000, recorded in the Clerk's Office in Deed Book 610, Page 0674 (instrument # 004289) to which deed and plat references are made for a more detailed and accurate description of the property hereby conveyed.